EXHIBIT 99.1

SUPERIOR COURT OF WASHINGTON

KING COUNTY

In re ISILON SYSTEMS, INC. DERIVATIVE LITIGATION	Case No. 08-2-09536-3 SEA

This document relates to: All Actions.	NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION AND OF SETTLEMENT HEARING

TO: ALL HOLDERS OF THE COMMON STOCK OF ISILON SYSTEMS, INC. (“ISILON” OR THE “COMPANY”). PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY. YOUR RIGHTS WILL BE AFFECTED. IF YOU HOLD ISILON COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED that a proposed settlement (the “Settlement”) has been reached with respect to In re Isilon Systems Inc. Derivative Litigation, Case No. CV 08-2-09536- SEA (the “Action”), which arises out of allegations that certain current and former officers and directors of Isilon (the “Individual Defendants”) breached their fiduciary duties by, among other things, causing the Company to improperly recognize revenues. The terms of the Settlement are set forth in a Stipulation of Settlement dated August 10, 2010 (the “Stipulation”), which has been furnished as an exhibit to Isilon’s August 30, 2010 Form 8-K filing with the United States Securities and Exchange Commission. If you own Isilon common stock, your rights may be affected by the Settlement. Please note that because this is a derivative action and not a class action, no individual stockholder has a right to be compensated as a result of the Settlement.

PLEASE BE FURTHER ADVISED that pursuant to an Order of the Washington State Superior Court dated August 20, 2010, a hearing (the “Settlement Hearing”) will be held on October 12, 2010, at 3:00 p.m., before the Honorable Steven C. González, in the King County Superior Court (the “Court”), 516 3rd Avenue, Room C-203, Seattle, WA 98104. The purpose of the Settlement Hearing is to (i) determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to Isilon and Isilon’s shareholders; (ii) consider a judgment dismissing the Action with prejudice, with each party to bear its, his or her own costs (unless expressly stated otherwise in the Stipulation), and release and enjoin prosecution of any and all claims to be released pursuant to the Stipulation; (iii) consider Plaintiffs’ counsel’s request for an award of attorneys’ fees and expenses to be paid by Isilon or its insurers; (iv) consider other payments identified in the Stipulation; and (v) hear such other matters as the Court may deem necessary and appropriate.

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION AND OF SETTLEMENT HEARING No. 08-2-09536-3 SEA	- 1 -

Under the proposed settlement, the Company has agreed to adopt certain operational and corporate governance measures designed to address the allegations in the Action. Pursuant to the Settlement, the Company shall, among other things, designate a compliance officer to (i) review and monitor the Company’s existing revenue recognition accounting policies and procedures and (ii) ensure compliance with applicable laws and regulations, such as Generally Accepted Accounting Principles (“GAAP”), and (iii) provide effective monitoring mechanisms to ensure that such laws and regulations are followed. Other corporate governance measures include, among other things, the creation of a Disclosure & Controls Committee, whose responsibility shall include, among other things, ensuring that all material information and events relating to or affecting the Company are properly disclosed to the public. Isilon and each of the Individual Defendants denies and continues to deny all allegations of wrongdoing and deny liability on the claims asserted in the Litigation.

If the Settlement is approved, the Action will be dismissed with prejudice against Isilon, as a nominal defendant, and all Individual Defendants. The Individual Defendants will be released by Plaintiffs, by Isilon and by Isilon’s shareholders (derivatively on behalf of Isilon), and Isilon will be released by Plaintiffs and by Isilon’s shareholders (derivatively on behalf of Isilon), from all claims arising out of or relating to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were alleged or could have been alleged in the Action.

At or before the Settlement Hearing, Plaintiffs’ counsel will seek Court approval of an award of $500,000 in attorneys’ fees and for reimbursement of expenses, to be paid solely by Isilon or its insurers. Isilon and the Individual Defendants have agreed not to contest this application.

Any Isilon shareholder as of August 20, 2010 who objects to the Settlement of the Action or the terms thereof, the judgment to be entered in the Action, and/or Plaintiffs’ application for fees and expenses, or otherwise wishes to be heard, may appear personally or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no such evidence or argument may be considered, except by Order of the Court for good cause shown, unless, no later than September 23, 2010, copies of (i) a written notice of intention to appear, identifying the name, address, and telephone number of the objector or other person wishing to be heard and, if represented, their counsel; (ii) a written detailed statement of such person’s specific objections to any matter before the Court; (iii) account statements or other documentation sufficient to show that the objector is a current Isilon shareholder; (iv) the grounds for such objections and any reasons for such person’s desiring to appear and be heard; and (v) all documents and writings such person desires the Court to consider, are filed with the Court and served by hand or overnight delivery upon the following counsel:

Milo Petranovich

Lane Powell PC

601 SW Second Avenue,

Suite 2100

Portland, Oregon 97204

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION AND OF SETTLEMENT HEARING No. 08-2-09536-3 SEA	- 2 -

Eric L. Zagar

BARROWAY TOPAZ KESSLER

MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, Pennsylvania 19087

Barry Kaplan

Christopher Nelson

WILSON SONSINI GOODRICH & ROSATI

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104-7036\

Robert Sulkin

Peter Vial

McNAUL EBEL NAWROT & HELGREN

600 University Street, Suite 2700

Seattle, Washington 98101

Peter Ehrlichman

Curt Hineline

DORSEY & WHITNEY, LLP

Columbia Tower

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

The foregoing description of the Settlement is not intended to be comprehensive. For a complete description of the Settlement terms, please see the Stipulation, which is available as an exhibit to Isilon’s August 30, 2010 Form 8-K filing with the Securities and Exchange Commission.

If you have any questions regarding the Settlement, please direct your inquiries to Plaintiffs’ Counsel: Eric L. Zagar, Barroway Topaz Kessler Meltzer & Check LLP, 280 King of Prussia Road, Radnor, PA 19087; telephone 610-667-7706.

PLEASE DO NOT CALL OR DIRECT ANY INQUIRIES TO THE COURT.

Dated: August 30, 2010	BY ORDER OF THE COURT.

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